Exhibit 99.1
Trimble Announces Third Quarter 2023 Results

•Record annualized recurring revenue of $1.94 billion, up 25 percent on a year-over-year basis, up 13 percent on an organic basis
•Third quarter total revenue of $957 million, up 8 percent on a year-over-year basis, up 2 percent year-over-year on an organic basis
•GAAP gross margin of 61.7 percent and non-GAAP gross margin of 65.0 percent; GAAP operating income margin of 12.7 percent and non-GAAP operating income margin of 26.2 percent.

WESTMINSTER, Colo., Nov 1, 2023 - Trimble Inc. (NASDAQ: TRMB) today announced financial results for the third quarter of 2023.
Third Quarter 2023 Financial Highlights
•Revenue of $957.3 million, up 8 percent on a year-over-year basis, up 2 percent year-over-year on an organic basis
•Annualized recurring revenue ("ARR") was $1.94 billion, up 25 percent year-over-year, up 13 percent on an organic basis
•GAAP operating income was $121.3 million and non-GAAP operating income was $251.0 million
•GAAP net income was $74.9 million and non-GAAP net income was $170.2 million
•Diluted earnings per share ("EPS") was $0.30 on a GAAP basis and $0.68 on a non-GAAP basis
•Adjusted EBITDA of $268.2 million, 28.0 percent of revenue

Executive Quote
"Record annualized recurring revenue of $1.94 billion and record gross margin of 65.0% in this third quarter demonstrate progression of the Connect & Scale strategy," said Rob Painter, Trimble's president and chief executive officer. "In an increasingly difficult macroeconomic environment, we continue to simplify and focus our business to execute to our full potential."
Forward Looking Guidance
For the full-year 2023, Trimble now expects to report revenue between $3,757 million and $3,797 million, GAAP EPS of $1.15 to $1.23, and non-GAAP EPS of $2.58 to $2.66. The full-year 2023 GAAP EPS assumes a tax rate of 15.0 percent, and the non-GAAP EPS assumes a tax rate of 17.4 percent. Both GAAP and non-GAAP EPS assume approximately 250 million shares outstanding.
For the fourth quarter of 2023, Trimble expects to report revenue between $890 million and $930 million, GAAP EPS of $0.14 to $0.23, and non-GAAP EPS of $0.55 to $0.63. The fourth quarter of 2023 GAAP EPS assumes a tax rate of 9.0 percent and the non-GAAP EPS assumes a tax rate of 16.9 percent. Both GAAP and non-GAAP EPS assume approximately 251 million shares outstanding.
A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures and other information relating to these non-GAAP measures are included in the supplemental reconciliation schedule attached.
Investor Conference Call / Webcast Details
Trimble will hold a conference call on November 1, 2023 at 8:00 a.m. ET to review its third quarter 2023 results. An accompanying slide presentation will be made available on the "Investors" section of the Trimble website, www.trimble.com, under the subheading "Events & Presentations." The call will be broadcast live on the web at http://investor.trimble.com. Investors without internet access may dial into the call at (888) 660-6347 (U.S.) or (929) 201-6594 (international). The conference ID is 1043223. The replay will also be available on the web at the address above.
About Trimble
Dedicated to the world's tomorrow, Trimble is a technology company delivering solutions that enable our customers to work in new ways to measure, build, grow and move goods for a better quality of life. Core technologies in positioning, modeling, connectivity and data analytics connect the digital and physical worlds to improve productivity, quality, safety, transparency and sustainability. From purpose-built products and enterprise lifecycle solutions to industry cloud services, Trimble is transforming critical industries such as construction, geospatial, agriculture and transportation to power an interconnected world of work. For more information about Trimble (NASDAQ: TRMB), visit: www.trimble.com.

Safe Harbor
Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include expectations about our future financial and operational results. These forward-looking statements are subject to change, and actual results may materially differ due to certain risks and uncertainties. The Company's results may be adversely affected if the Company is unable to market, manufacture and ship new products, obtain new customers, or effectively integrate new acquisitions. The Company's results would also be negatively impacted due to weakness and deterioration in the US and global macroeconomic outlook, including slowing growth, inflationary pressures and increases in interest rates, which may affect demand for our products and services and increase our costs, adversely affecting our revenues and profitability, supply chain shortages and disruptions, the pace at which our dealers work through their inventory, changes in our distribution channels, adverse geopolitical developments and the potential impact of volatility and conflict in the political and economic environment, including the Middle East and the Russian conflict with Ukraine and its direct and indirect impact on our business, foreign exchange fluctuations, the pace we transition our business model towards a subscription model, the imposition of barriers to international trade, and the impact of acquisitions or divestitures. Any failure to achieve predicted results could negatively impact the Company's revenue, cash flow from operations, and other financial results. The Company's financial results will also depend on a number of other factors and risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company's position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company's expectations or any change of events, conditions, or circumstances on which any such statement is based.
FTRMB

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Third Quarter of		First Three Quarters of
	2023	2022	2023	2022
Revenue:
Product	$444.0	$472.5	$1,368.9	$1,570.3
Subscription and services	513.3	412.4	1,497.4	1,249.5
Total revenue	957.3	884.9	2,866.3	2,819.8
Cost of sales:
Product	215.6	239.8	665.7	815.5
Subscription and services	123.8	109.8	364.2	338.4
Amortization of purchased intangible assets	27.7	19.9	80.9	63.4
Total cost of sales	367.1	369.5	1,110.8	1,217.3
Gross margin	590.2	515.4	1,755.5	1,602.5
Gross margin (%)	61.7%	58.2%	61.2%	56.8%
Operating expense:
Research and development	162.5	127.0	496.6	407.4
Sales and marketing	146.2	137.1	436.9	407.9
General and administrative	117.2	109.6	369.2	318.0
Restructuring charges	11.8	8.2	26.1	20.5
Amortization of purchased intangible assets	31.2	11.1	74.8	34.5
Total operating expense	468.9	393.0	1,403.6	1,188.3
Operating income	121.3	122.4	351.9	414.2
Non-operating income (expense), net:
Divestitures gain, net	5.5	6.0	10.6	103.1
Interest expense, net	(46.8)	(15.6)	(113.2)	(46.9)
Income from equity method investments, net	5.2	6.8	24.6	22.3
Other income (expense), net	(5.8)	(1.7)	23.6	(14.7)
Total non-operating income (expense), net	(41.9)	(4.5)	(54.4)	63.8
Income before taxes	79.4	117.9	297.5	478.0
Income tax provision	4.5	32.1	49.2	113.9
Net income	$74.9	$85.8	248.3	364.1
Earnings per share:
Basic	$0.30	$0.35	$1.00	$1.46
Diluted	$0.30	$0.34	$1.00	$1.45
Shares used in calculating earnings per share:
Basic	248.6	247.5	248.0	249.1
Diluted	249.7	248.9	249.1	250.8

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	As of	As of
	Third Quarter of	Year End
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$216.8	$271.0
Accounts receivable, net	641.4	643.3
Inventories	257.2	402.5
Other current assets	196.4	201.4
Assets held for sale	378.7	—
Total current assets	1,690.5	1,518.2
Property and equipment, net	203.7	219.0
Operating lease right-of-use assets	114.5	121.2
Goodwill	5,279.7	4,137.9
Other purchased intangible assets, net	1,259.6	498.1
Deferred income tax assets	418.0	438.4
Other non-current assets	364.7	336.2
Total assets	$9,330.7	$7,269.0
Liabilities and Stockholders' Equity
Current liabilities:
Short-term debt	$58.3	$300.0
Accounts payable	179.5	175.5
Accrued compensation and benefits	169.9	159.4
Deferred revenue	594.2	639.1
Income taxes payable	104.9	23.7
Other current liabilities	184.3	164.4
Liabilities held for sale	46.9	—
Total current liabilities	1,338.0	1,462.1
Long-term debt	2,995.4	1,220.0
Deferred revenue, non-current	98.4	98.5
Deferred income tax liabilities	283.6	157.8
Operating lease liabilities	104.1	105.1
Other non-current liabilities	168.2	175.3
Total liabilities	4,987.7	3,218.8
Stockholders' equity:
Common stock	0.2	0.2
Additional paid-in-capital	2,201.5	2,054.9
Retained earnings	2,455.4	2,230.0
Accumulated other comprehensive loss	(314.1)	(234.9)
Total stockholders' equity	4,343.0	4,050.2
Total liabilities and stockholders' equity	$9,330.7	$7,269.0

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	First Three Quarters of
	2023	2022
Cash flow from operating activities:
Net income	$248.3	$364.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	29.5	30.1
Amortization expense	155.7	97.9
Deferred income taxes	(104.0)	(41.3)
Stock-based compensation	112.5	93.2
Divestitures gain, net	(10.6)	(103.1)
Other, net	(5.9)	22.7
(Increase) decrease in assets:
Accounts receivable, net	24.0	13.2
Inventories	46.3	(99.5)
Other current and non-current assets	(35.5)	(31.7)
Increase (decrease) in liabilities:
Accounts payable	5.0	(3.8)
Accrued compensation and benefits	12.3	(52.9)
Deferred revenue	(39.7)	14.3
Income taxes payable	62.5	(16.6)
Other current and non-current liabilities	(2.2)	(1.5)
Net cash provided by operating activities	498.2	285.1
Cash flow from investing activities:
Acquisitions of businesses, net of cash acquired	(2,088.9)	(318.1)
Purchases of property and equipment	(32.2)	(36.6)
Net proceeds from divestitures	15.1	214.3
Other, net	41.6	(11.8)
Net cash used in investing activities	(2,064.4)	(152.2)
Cash flow from financing activities:
Issuance of common stock, net of tax withholdings	8.0	(4.8)
Repurchases of common stock	—	(394.7)
Proceeds from debt and revolving credit lines	3,398.8	529.3
Payments on debt and revolving credit lines	(1,856.8)	(235.9)
Other, net	(29.3)	(8.9)
Net cash provided by (used in) financing activities	1,520.7	(115.0)
Effect of exchange rate changes on cash and cash equivalents	(2.6)	(34.9)
Net decrease in cash and cash equivalents	(48.1)	(17.0)
Cash and cash equivalents - beginning of period	271.0	325.7
Cash and cash equivalents - end of period (1)	$222.9	$308.7

(1) Includes $6.1 million of cash and cash equivalents classified as held for sale as of September 29, 2023.

REPORTING SEGMENTS
(In millions)
(Unaudited)

	Reporting Segments
	Buildings and Infrastructure	Geospatial	Resources and Utilities	Transportation
THIRD QUARTER OF 2023:
Segment revenue	$395.1	$180.7	$184.9	$196.6

Segment operating income	$113.5	$57.9	$69.2	$35.8

Segment operating income as a % of segment revenue	28.7%	32.0%	37.4%	18.2%

THIRD QUARTER OF 2022:
Segment revenue	$363.6	$184.2	$191.7	$145.4

Segment operating income	$96.7	$61.5	$64.2	$16.0

Segment operating income as a % of segment revenue	26.6%	33.4%	33.5%	11.0%

	Reporting Segments
	Buildings and Infrastructure	Geospatial	Resources and Utilities	Transportation
FIRST THREE QUARTERS OF 2023:
Segment revenue	$1,204.6	$526.0	$589.5	$546.2

Segment operating income	$332.6	$162.3	$209.6	$90.0

Segment operating income as a % of segment revenue	27.6%	30.9%	35.6%	16.5%

FIRST THREE QUARTERS OF 2022:
Segment revenue	$1,143.8	$585.4	$636.4	$454.2

Segment operating income	$318.8	$177.2	$212.3	$37.0

Segment operating income as a % of segment revenue	27.9%	30.3%	33.4%	8.1%

GAAP TO NON-GAAP RECONCILIATION
(Dollars in millions, except per share data)
(Unaudited)

		Third Quarter of				First Three Quarters of
		2023		2022		2023		2022
		Dollar Amount	% of Revenue	Dollar Amount	% of Revenue	Dollar Amount	% of Revenue	Dollar Amount	% of Revenue
REVENUE:
GAAP revenue:		$957.3		$884.9		$2,866.3		$2,819.8

GROSS MARGIN:
GAAP gross margin:		$590.2	61.7%	$515.4	58.2%	$1,755.5	61.2%	$1,602.5	56.8%
Amortization of purchased intangible assets	(A)	27.7		19.9		80.9		63.4
Acquisition / divestiture items	(B)	—		—		0.4		—
Stock-based compensation / deferred compensation	(C)	3.8		3.4		11.4		8.7
Restructuring and other costs	(D)	0.1		(0.1)		(0.6)		1.0
Non-GAAP gross margin:		$621.8	65.0%	$538.6	60.9%	$1,847.6	64.5%	$1,675.6	59.4%

OPERATING EXPENSES:
GAAP operating expenses:		$468.9	49.0%	$393.0	44.4%	$1,403.6	49.0%	$1,188.3	42.1%
Amortization of purchased intangible assets	(A)	(31.2)		(11.1)		(74.8)		(34.5)
Acquisition / divestiture items	(B)	(22.0)		(9.1)		(55.1)		(20.3)
Stock-based compensation / deferred compensation	(C)	(34.1)		(28.3)		(104.0)		(74.2)
Restructuring and other costs	(D)	(10.8)		(15.8)		(30.2)		(37.4)
Non-GAAP operating expenses:		$370.8	38.7%	$328.7	37.1%	$1,139.5	39.8%	$1,021.9	36.2%

OPERATING INCOME:
GAAP operating income:		$121.3	12.7%	$122.4	13.8%	$351.9	12.3%	$414.2	14.7%
Amortization of purchased intangible assets	(A)	58.9		31.0		155.7		97.9
Acquisition / divestiture items	(B)	22.0		9.1		55.5		20.3
Stock-based compensation / deferred compensation	(C)	37.9		31.7		115.4		82.9
Restructuring and other costs	(D)	10.9		15.7		29.6		38.4
Non-GAAP operating income:		$251.0	26.2%	$209.9	23.7%	$708.1	24.7%	$653.7	23.2%

NON-OPERATING INCOME (EXPENSE), NET:
GAAP non-operating income (expense), net:		$(41.9)		$(4.5)		$(54.4)		$63.8
Acquisition / divestiture items	(B)	(5.1)		(5.6)		(37.6)		(103.0)
Deferred compensation	(C)	0.8		0.2		(2.9)		10.5
Restructuring and other costs	(D)	0.1		—		1.4		0.1
Non-GAAP non-operating expense, net:		$(46.1)		$(9.9)		$(93.5)		$(28.6)

			GAAP and Non-GAAP Tax Rate %		GAAP and Non-GAAP Tax Rate %		GAAP and Non-GAAP Tax Rate %		GAAP and Non-GAAP Tax Rate %
			(G)		(G)		(G)		(G)
INCOME TAX PROVISION:
GAAP income tax provision:		$4.5	5.7%	$32.1	27.2%	$49.2	16.5%	$113.9	23.8%
Non-GAAP items tax effected	(E)	7.2		22.3		48.6		34.7
Difference in GAAP and Non-GAAP tax rate	(F)	23.0		(18.4)		9.7		(33.9)
Non-GAAP income tax provision:		$34.7	16.9%	$36.0	18.0%	$107.5	17.5%	$114.7	18.3%

NET INCOME:
GAAP net income:		$74.9		$85.8		$248.3		$364.1
Amortization of purchased intangible assets	(A)	58.9		31.0		155.7		97.9
Acquisition / divestiture items	(B)	16.9		3.5		17.9		(82.7)
Stock-based compensation / deferred compensation	(C)	38.7		31.9		112.5		93.4
Restructuring and other costs	(D)	11.0		15.7		31.0		38.5
Non-GAAP tax adjustments	(E) - (F)	(30.2)		(3.9)		(58.3)		(0.8)
Non-GAAP net income:		$170.2		$164.0		$507.1		$510.4

DILUTED NET INCOME PER SHARE:
GAAP diluted net income per share:		$0.30		$0.34		$1.00		$1.45
Amortization of purchased intangible assets	(A)	0.24		0.13		0.63		0.39
Acquisition / divestiture items	(B)	0.07		0.01		0.07		(0.33)
Stock-based compensation / deferred compensation	(C)	0.15		0.13		0.45		0.38
Restructuring and other costs	(D)	0.04		0.06		0.12		0.15
Non-GAAP tax adjustments	(E) - (F)	(0.12)		(0.01)		(0.23)		—
Non-GAAP diluted net income per share:		$0.68		$0.66		$2.04		$2.04

ADJUSTED EBITDA:
GAAP net income:		$74.9		$85.8		$248.3		$364.1
Non-operating income (expense), net and income tax provision		46.4		36.6		103.6		50.1
GAAP operating income:		121.3		122.4		351.9		414.2
Amortization of purchased intangible assets	(A)	58.9		31.0		155.7		97.9
Acquisition / divestiture items	(B)	22.0		9.1		55.5		20.3
Stock-based compensation / deferred compensation	(C)	37.9		31.7		115.4		82.9
Restructuring and other costs	(D)	10.9		15.7		29.6		38.4
Non-GAAP operating income:		251.0		209.9		708.1		653.7
Depreciation expense and cloud computing amortization		12.0		11.4		35.8		32.9
Income from equity method investments, net		5.2		6.8		24.6		22.3
Adjusted EBITDA:		$268.2	28.0%	$228.1	25.8%	$768.5	26.8%	$708.9	25.1%

		Fourth Quarter of 2023		Year 2023
		Low End	High End	Low End	High End
FORECASTED DILUTED NET INCOME PER SHARE:
Forecasted GAAP diluted net income per share:		$0.14	$0.23	$1.15	$1.23
Amortization of purchased intangible assets	(A)	0.23	0.23	0.86	0.86
Acquisition / divestiture items	(B)	0.04	0.04	0.12	0.12
Stock-based compensation / deferred compensation	(C)	0.15	0.15	0.60	0.60
Restructuring and other costs	(D)	0.08	0.08	0.20	0.20
Non-GAAP tax adjustments	(E) - (F)	(0.09)	(0.10)	(0.35)	(0.35)
Forecasted non-GAAP diluted net income per share:		$0.55	$0.63	$2.58	$2.66

FOOTNOTES TO GAAP TO NON-GAAP RECONCILIATION

This press release includes GAAP financial measures as well as Non-GAAP financial measures, which are not meant to be considered in isolation or as a substitute for comparable GAAP. We believe these non-GAAP financial measures provide useful information to investors and others in understanding our "core operating performance", which excludes (i) the effect of non-cash items and certain variable charges not expected to recur; and (ii) transactions that are not meaningful in comparison to our past operating performance or not reflective of ongoing financial results. Lastly, we believe that our core operating performance offers a supplemental measure for period-to-period comparisons and can be used to evaluate our historical and prospective financial performance, as well as our performance relative to competitors.
The non-GAAP definitions, and explanations to the adjustments to comparable GAAP measures are included below:
Non-GAAP Definitions
Non-GAAP gross margin
We define Non-GAAP gross margin as GAAP gross margin, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, and restructuring and other costs. We believe our investors benefit by understanding our non-GAAP gross margin as a way of understanding how product mix, pricing decisions, and manufacturing costs influence our business.
Non-GAAP operating expenses
We define Non-GAAP operating expenses as GAAP operating expenses, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, and restructuring and other costs. We believe this measure is important to investors evaluating our non-GAAP spending in relation to revenue.
Non-GAAP operating income
We define Non-GAAP operating income as GAAP operating income, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, and restructuring and other costs. We believe our investors benefit by understanding our non-GAAP operating income trends, which are driven by revenue, gross margin, and spending.
Non-GAAP non-operating expense, net
We define Non-GAAP non-operating expense, net as GAAP non-operating income (expense), net, excluding acquisition/divestiture items, deferred compensation, and restructuring and other costs. We believe this measure helps investors evaluate our non-operating expense trends.
Non-GAAP income tax provision
We define Non-GAAP income tax provision as GAAP income tax provision, excluding charges and benefits such as net deferred tax impacts resulting from the non-U.S. intercompany transfer of intellectual property, tax law changes, and significant one-time reserve releases upon the statute of limitations expirations. We believe this measure helps investors because it provides for consistent treatment of excluded items in our non-GAAP presentation and a difference in the GAAP and non-GAAP tax rates.
Non-GAAP net income
We define Non-GAAP net income as GAAP net income, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, restructuring and other costs, and non-GAAP tax adjustments. This measure provides a supplemental view of net income trends, which are driven by non-GAAP income before taxes and our non-GAAP tax rate.
Non-GAAP diluted net income per share
We define Non-GAAP diluted net income per share as GAAP diluted net income per share, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, restructuring and other costs, and non-GAAP tax adjustments. We believe our investors benefit by understanding our non-GAAP operating performance as reflected in a per share calculation as a way of measuring non-GAAP operating performance by ownership in the company.

Adjusted EBITDA
We define Adjusted EBITDA as non-GAAP operating income plus depreciation expense, cloud computing amortization, and income from equity method investments, net. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is not intended to purport to be an alternative to net income or operating income as a measure of operating performance or cash flow from operating activities as a measure of liquidity. Adjusted EBITDA is a performance measure that we believe offers a useful view of the overall operations of our business because it facilitates operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, depreciation, and amortization of purchased intangibles and cloud computing costs.
Explanations of Non-GAAP adjustments
(A)Amortization of purchased intangible assets. Non-GAAP gross margin and operating expenses exclude the amortization of purchased intangible assets, which primarily represents technology and/or customer relationships already developed.
(B)Acquisition / divestiture items. Non-GAAP gross margin and operating expenses exclude costs consisting of external and incremental costs resulting directly from acquisitions, divestitures, and strategic investment activities such as legal, due diligence, integration, and other closing costs, including the acceleration of acquisition stock options and adjustments to the fair value of earn-out liabilities. Non-GAAP non-operating expense, net, excludes unusual one-time acquisition/divestiture charges, including foreign currency exchange rate gains/losses related to an acquisition, divestiture gains/losses, and strategic investment impairments. These are one-time costs that vary significantly in amount and timing and are not indicative of our core operating performance.
(C)Stock-based compensation / deferred compensation. Non-GAAP gross margin and operating expenses exclude stock-based compensation and income or expense associated with movement in our non-qualified deferred compensation plan liabilities. Changes in non-qualified deferred compensation plan assets, included in non-operating expense, net, offset the income or expense in the plan liabilities.
(D)Restructuring and other costs. Non-GAAP gross margin and operating expenses exclude restructuring and other costs comprised of termination benefits related to reductions in employee headcount and closure or exit of facilities, executive severance agreements, business exit costs, as well as a $20 million commitment to donate to the Trimble Foundation that was paid over four quarters ending in the first quarter of 2023.
(E)Non-GAAP items tax effected. This amount adjusts the provision for income taxes to reflect the effect of the non-GAAP items (A) - (D) on non-GAAP net income.
(F)Difference in GAAP and Non-GAAP tax rate. This amount represents the difference between the GAAP and non-GAAP tax rates applied to the non-GAAP operating income plus the non-GAAP non-operating expense, net. The non-GAAP tax rate excludes charges and benefits such as net deferred tax impacts resulting from a non-U.S. intercompany transfer of intellectual property and significant one-time reserve releases upon statute of limitations expirations.
(G)GAAP and non-GAAP tax rate percentages. These percentages are defined as GAAP income tax provision as a percentage of GAAP income before taxes and non-GAAP income tax provision as a percentage of non-GAAP income before taxes.
OTHER KEY METRICS
Annualized Recurring Revenue
In addition to providing non-GAAP financial measures, Trimble provides an ARR performance measure in order to provide investors with a supplementary indicator of the value of the Company's current recurring revenue contracts. ARR represents the estimated annualized value of recurring revenue. ARR is calculated by taking our subscription, maintenance and support, and recurring transaction revenue for the current quarter and adding the portion of the contract value of all of our term licenses attributable to the current quarter, and dividing that sum by the number of days in the quarter and then multiplying that quotient by 365. ARR should be viewed independently of revenue and deferred revenue as it is a performance measure and is not intended to be combined with or to replace either of those items.
Organic Annualized Recurring Revenue
Organic annualized recurring revenue refers to annualized recurring revenue excluding the impacts of (i) foreign currency translation, and (ii) acquisitions and divestitures.
Organic Revenue
Organic revenue refers to revenue excluding the impacts of (i) foreign currency translation, and (ii) acquisitions and divestitures.